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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-4) and related Prospectus of American Cellular Corporation for the registration of its $285,000,000 10 1/2% Senior Notes due 2008 and to the inclusion therein of our report dated July 28, 1998, with respect to the financial statements of American Cellular Corporation.

                                              ERNST & YOUNG LLP

New York, New York
July 31, 1998